As filed with the Securities and Exchange Commission on July 25, 2023.

File Nos. 333-142997

333-116186

333-116185

333-48702

333-68477

333-68421

333-52203

333-52201

333-42613

33-58627

33-86978

33-71200

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT (Registration No. 333-142997)

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT (Registration No. 333-116186)

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT (Registration No. 333-116185)

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT (Registration No. 333-48702)

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT (Registration No. 333-68477)

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT (Registration No. 333-68421)

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT (Registration No. 333-52203)

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT (Registration No. 333-52201)

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT (Registration No. 333-42613)

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT (Registration No. 33-58627)

POST-EFFECTIVE AMENDMENT NO. 2 TO

FORM S-8 REGISTRATION STATEMENT (Registration No. 33-86978)

AND

POST-EFFECTIVE AMENDMENT NO. 2 TO

FORM S-8 REGISTRATION STATEMENT (Registration No. 33-71200)

UNDER

THE SECURITIES ACT OF 1933

EQUIFAX INC.

(Exact name of registrant as specified in its charter)

Georgia	58-0401110
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1550 Peachtree Street, N.W.

Atlanta, Georgia 30309

(404) 885-8000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

TALX CORPORATION 2005 OMNIBUS INCENTIVE PLAN

TALX CORPORATION AMENDED AND RESTATED 1994 STOCK OPTION PLAN

TALX CORPORATION OUTSIDE DIRECTORS’ STOCK OPTION PLAN

EQUIFAX INC. 2001 NONQUALIFIED STOCK INCENTIVE PLAN

EQUIFAX INC. NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

EQUIFAX INC. 2000 STOCK INCENTIVE PLAN

EQUIFAX INC. 1995 EMPLOYEE STOCK OPTION INCENTIVE PLAN

NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

EQUIFAX GLOBAL STOCK SALE PROGRAM

EMPLOYEE SPECIAL RECOGNITION BONUS AWARD PLAN

EQUIFAX INC. 1981 INCENTIVE STOCK OPTION AND LIMITED STOCK APPRECIATION RIGHTS PLAN

EQUIFAX INC. 1995 EMPLOYEES STOCK INCENTIVE PLAN

EQUIFAX INC. OMNIBUS STOCK INCENTIVE PLAN

EQUIFAX INC. EMPLOYEES STOCK INCENTIVE PLAN

(Full title of the plans)

John J. Kelley III, Esq.

Executive Vice President, Chief Legal Officer and Corporate Secretary

1550 Peachtree Street, N.W., Atlanta, Georgia 30309

(404) 885-8000

(Name, address and telephone number of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

EXPLANATORY NOTE

Equifax Inc. (the “Registrant”) is filing this post-effective amendment (the “Post-Effective Amendment”) to amend the following registration statements (the “Registration Statements”): (i) Registration Statement on  Form S-8 (File No. 333-142997), which was filed on May 16, 2007, relating to 4,023,852 shares of the Registrant’s common stock, par value $1.25 per share (“Common Stock”), that were issuable under the TALX Corporation 2005 Omnibus Incentive Plan, the TALX Corporation Amended and Restated 1994 Stock Option Plan and the TALX Corporation Outside Directors’ Stock Option Plan, (ii) Registration Statement on Form S-8 (File No. 333-116186), which was filed on June  4, 2004, relating to 4,000,000 shares of Common Stock that were issuable under the Equifax Inc. 2001 Nonqualified Stock Incentive Plan, (iii)  Registration Statement on Form S-8 (File No. 333-116185), which was filed on June 4, 2004, relating to 206,790 shares of Common Stock that were issuable under the Equifax Inc. Non-Employee Director Stock Option Plan, (iv) Registration Statement on Form S-8 (File No. 333-48702), which was filed on October 26, 2000, relating to 1,500,000 shares of Common Stock that were issuable under the Equifax Inc. 2000 Stock Incentive Plan, (v) Registration Statement on Form S-8 (File No. 333-68477), which was filed on December  7, 1998, relating to 3,000,000 shares of Common Stock that were issuable under the Equifax Inc. 1995 Employee Stock Option Incentive Plan, (vi)  Registration Statement on Form S-8 (File No. 333-68421), which was filed on December 4, 1998, relating to 300,000 shares of Common Stock that were issuable under the Non-Employee Director Stock Option Plan, (vii)  Registration Statement on Form S-8 (File No. 333-52203), which was filed on May 8, 1998, relating to 350,000 shares of Common Stock that were issuable under the Equifax Global Stock Sale Program, (viii) Registration Statement on Form S-8 (File No. 333-52201), which was filed on May  8, 1998, relating to 50,000 shares of Common Stock that were issuable under the Employee Special Recognition Bonus Award Plan, (ix) Registration Statement on Form S-8 (File No. 333-42613), which was filed on December 18, 1997, relating to 9,982 shares of Common Stock that were issuable under the Equifax Inc. 1981 Incentive Stock Option and Limited Stock Appreciation Rights Plan, (x) Registration Statement on Form S-8 (File No. 333-58627), which was filed on April 14, 1995, relating to 1,500,000 shares of Common Stock that were issuable under the Equifax Inc. 1995 Employees Stock Incentive Plan, (xi) Registration Statement on Form S-8 (File No. 33-86978), which was filed on December 1, 1994, relating to 2,000,000 shares of Common Stock that were issuable under the Equifax Inc. Omnibus Stock Incentive Plan and the Equifax Inc. Employees Stock Incentive Plan, and (xii) Registration Statement on Form S-8 (File No. 33-71200), which was filed on November 3, 1993, relating to 2,400,000 shares of Common Stock that were issuable under the Equifax Inc. Omnibus Stock Incentive Plan and the Equifax Inc. Employees Stock Incentive Plan. The Registrant is no longer offering its securities under the above-referenced plans.

This Post-Effective Amendment is being filed in order to deregister any securities registered that remain unsold or unissued under the above-referenced plans, and to terminate the Registration Statements as to such securities. In accordance with an undertaking made by the Registrant in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities which remain unsold at the termination of the offering, the Registrant hereby removes from registration all of the securities registered under the Registration Statements which remain unsold as of July 25, 2023.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 25th day of July, 2023.

EQUIFAX INC.

By:	/s/ John J. Kelley III
John J. Kelley III
Executive Vice President, Chief Legal Officer and Corporate Secretary

No other person is required to sign this Post-Effective Amendment to the Registration Statements in reliance on Rule 478 of the Securities Act of 1933, as amended.